Exhibit 3.2

THIRD RESTATED CERTIFICATE OF INCORPORATION

OF

CHANGE HEALTHCARE HOLDINGS, INC.

Change Healthcare Holdings, Inc., a Delaware corporation (the “Corporation”), hereby certifies that this Third Restated Certificate of Incorporation has been duly adopted in accordance with Section 245 of the General Corporation Law of the State of Delaware (the “DGCL”):

ONE: The current name of this Corporation is Change Healthcare Holdings, Inc.

TWO: The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on September 2, 2008, and the Corporation was originally incorporated under the name “Emdeon Inc.”.

THREE: The Certificate of Amendment of the Certificate of Incorporation was filed by the Corporation with the Secretary of State of Delaware on July 23, 2009.

FOUR: The Amended and Restated Certificate of Incorporation was filed by the Corporation with the Secretary of State of Delaware on August 4, 2009.

FIVE: The Second Amended and Restated Certificate of Incorporation was filed by the Corporation with the Secretary of State of Delaware on November 2, 2011 (the “Second Amended and Restated Certificate of Incorporation”).

SIX: The Certificate of Amendment of the Second Amended and Restated Certificate of Incorporation was filed by the Corporation with the Secretary of State of Delaware on November 9, 2015, which changed the Corporation’s name to “Change Healthcare Holdings, Inc.”.

SEVEN: This Third Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Corporation’s Second Amended and Restated Certificate of Incorporation, as heretofore amended or supplemented or restated, and there is no discrepancy between those provisions and the provisions of this Third Restated Certificate of Incorporation.

EIGHT: This Third Restated Certificate of Incorporation of the Corporation restates the Second Amended and Restated Certificate of Incorporation of the Corporation, as heretofore amended or supplemented or restated, in its entirety as follows:

1. The name of this Corporation is Change Healthcare Holdings, Inc.

2. The registered office of this Corporation in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The purpose of this Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

4. The total number of shares of stock that this Corporation shall have authority to issue is 100 shares of Common Stock, $0.01 par value per share. Each share of Common Stock shall be entitled to one vote.

5. Except as otherwise provided in the provisions establishing a class of stock, the number of authorized shares of any class or series of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the Corporation entitled to vote irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

6. The business and affairs of this Corporation shall be managed by or under the direction of the Board of Directors. The size of the Board of Directors shall be determined as set forth in the by-laws of this Corporation, as in effect from time to time (the “By-laws”). The election of directors need not be by written ballot unless the By-laws shall so require.

7. In furtherance and not in limitation of the power conferred upon the Board of Directors by law, the Board of Directors shall have the power to make, adopt, alter, amend and repeal from time to time the By-laws of this Corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal by-laws made by the Board of Directors.

8. A director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the DGCL as in effect at the time such liability is determined. No amendment or repeal of this paragraph 8 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

9. (a) This Corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, (i) by reason of the fact that such person is or was a director or is or was serving at the request of the Corporation as a director of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans or (ii) in such person’s capacity as an officer of the Corporation or in such person’s capacity as an officer of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, that such person is or was serving at the request of the Corporation (each such person described in the foregoing clauses (i) and (ii), a “Covered Person”), against expenses (including attorney’s fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred (and not otherwise recovered) in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require this Corporation to indemnify any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person other than an action authorized by the

Board of Directors. Such indemnification shall not he exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification under this paragraph 9 shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. Any repeal or modification of the foregoing provisions of this paragraph 9 shall not adversely affect any right or protection of a Covered Person with respect to any acts or omissions of such Covered Person occurring prior to such repeal or modification.

(b) The Corporation shall pay on a current and as-incurred basis expenses incurred by any Covered Person in defending or otherwise participating in any action, suit, proceeding or claim in advance of the final disposition of such action, suit, proceeding or claim, including appeals, upon presentation of (i) an unsecured written undertaking to repay such amounts if it is ultimately determined that the person is not entitled to indemnification hereunder and (ii) adequate documentation reflecting such expenses.

(c) It is the intent that with respect to all advancement and indemnification obligations under this paragraph 9, the Corporation shall be the primary source of advancement, reimbursement and indemnification relative to any direct or indirect shareholder of the Corporation (or any affiliate of such shareholder, other than the Corporation or any of its direct or indirect subsidiaries). The Corporation shall have no right to seek contribution, indemnity or other reimbursement for any of its obligations under this paragraph 9 from any such direct or indirect shareholder of the Corporation (or any affiliate of such shareholder, other than the Corporation or any of its direct or indirect subsidiaries).

(d) This Corporation shall have the power to purchase and maintain, at its expense, insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against any expense, liability or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL or the terms of this Third Restated Certificate of Incorporation.

10. To the maximum extent permitted from time to time under the law of the State of Delaware, this Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to its officers, directors or stockholders, other than those officers, directors or stockholders who are employees of the Corporation. No amendment or repeal of this paragraph shall apply to or have any effect on the liability or alleged liability of any officer, director or stockholder of the Corporation for or with respect to any opportunities of which such officer, director or stockholder becomes aware prior to such amendment or repeal. To the fullest extent permitted by law, any Person purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this paragraph. As used herein, “Person” shall mean any individual, corporation, general or limited partnership, limited liability company, joint venture, trust association or any other entity.

11. The books of this Corporation may (subject to any statutory requirements) be kept outside the State of Delaware as may be designated by the Board of Directors or in the by-laws of this Corporation.

12. The Corporation shall not be governed by Section 203 of the DGCL.

THE UNDERSIGNED, being the Secretary of the Corporation, hereby certifies that the facts stated above are true as of this 9th day of November, 2015.

/s/ Denise Ceule
Name: Denise Ceule
Title: Assistant Secretary

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